UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2017 (May 15, 2017)

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, Syniverse Holdings, Inc. (the “Company”) announced that David H. Ratner has notified the Company that he will resign from his position as Executive Vice President - Chief Product Officer effective June 1, 2017 to pursue other interests. Mr. Ratner will remain with the Company through this date to allow for an effective transition of his responsibilities. Syniverse Technologies, LLC, the employer of Mr. Ratner (“Syniverse Technologies”), and Syniverse Corporation, the parent company of the Company and Syniverse Technologies (the “Parent”) currently expect to enter into a Separation Agreement with Mr. Ratner pursuant to which Syniverse Technologies will provide Mr. Ratner with (i) severance payments equal to $400,000, (ii) his annual incentive plan bonus payment for 2017 equal to $300,000, and (iii) continued group health benefits under COBRA at the same cost as active employees for a period of up to twelve months following termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2017

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/S/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel